Exhibit 1.01

TechnipFMC plc

Conflict Minerals Report
for the Year Ended December 31, 2018

1.	Introduction

This Conflict Minerals Report describes TechnipFMC plc’s (the “Company,” “TechnipFMC,” “we,” “us,” and “our”) due diligence process in accordance with the requirements of Rule 13p-1 of the Securities Exchange Act of 1934, as amended.

2.	Company Overview

TechnipFMC plc is a public limited company incorporated and organized under the laws of England and Wales, with registered number 09909709, and with registered office at One St. Paul’s Churchyard, London EC4M 8AP, United Kingdom.

FMC Technologies, Inc., a U.S. Delaware corporation, and Technip S.A., a French société anonyme, announced in May 2016 that the companies would combine through a merger of equals to create a global leader, TechnipFMC, that would drive change by redefining the production and transformation of oil and gas. The business combination was completed on January 16, 2017, and on January 17, 2017, TechnipFMC began operating as a unified, combined company trading on the New York Stock Exchange and on the Euronext Paris Stock Exchange.

TechnipFMC is a global energy service company with a portfolio of solutions for the production and transformation of hydrocarbons. These solutions range from discreet products and services to fully integrated solutions based on proprietary technologies, with a clear focus to deliver greater efficiency across project lifecycles from concept to delivery and beyond.

We have operational headquarters in Paris, France and Houston, Texas, United States. We operate across three business segments: Subsea, Onshore/Offshore, and Surface Technologies. Through these segments, we are levered to the three energy growth areas of unconventionals, liquified natural gas, and deepwater developments.

We have a unique and comprehensive set of capabilities to serve the oil and gas industry. With our proprietary technologies and production systems, integration expertise, and comprehensive solutions, we are transforming our clients’ project economics.

We have evaluated our product lines and determined that certain products that we manufacture or contract to manufacture contain tin, tungsten, tantalum, and/or gold (“3TG”) and that such 3TG are necessary to the functionality or production of such product(s). TechnipFMC is a global company with a supply chain that is reflective of our business. As such, our supply chain is complex and multi-tiered. Because of this, we require and rely on input from our Tier 1 suppliers (those that deliver directly to TechnipFMC) to provide input regarding the source of conflict minerals in both the raw materials and parts that we purchase to use in the manufacture of our products.

3.	Reasonable Country of Origin Inquiry and Due Diligence

Reasonable Country of Origin Inquiry

To implement the reasonable country of origin inquiry (“RCOI”), we conducted an internal analysis of our products and components. From this analysis, we established a list of suppliers who were determined to be in-scope for regulatory reporting purposes based on TechnipFMC’s influence over the manufacturing process and potential use of 3TG. We then collected information from the suppliers regarding the presence and sourcing of 3TG used in the products and components they supplied to TechnipFMC. Information was collected and stored using an online platform provided by a third-party vendor, Source Intelligence. These suppliers were engaged following the RCOI process described below:

Supplier Outreach:

•
TechnipFMC provided Source Intelligence with at least one method of contact for each supplier designated as in-scope (e.g., email address, telephone number, or mailing address). Email was the preferred method of communication.

•
The RCOI began with a combined introduction email from Source Intelligence and TechnipFMC to suppliers describing our Conflict Minerals Compliance Program (“CMCP”) requirements and identifying Source Intelligence as our compliance vendor in the process. We informed our suppliers of our Conflict Minerals Policy and our expectation of compliance with that policy, as well as their cooperation in developing conflict minerals data. This email also contained a registration link for the Source Intelligence on-line platform, as well as our conflict minerals questionnaire.

•
In an effort to facilitate awareness of our CMCP, conflict minerals regulation, and frequently asked questions concerning conflict minerals, we provided suppliers a link to Source Intelligence’s Conflict Minerals Supplier Resource Center (https://conflictmineralsresources.com) in the initial email. The Supplier Resource Center is an educational tool designed to support a deeper understanding of our CMCP and conflict minerals and provides background as to why information was being requested.

Supplier Questionnaire:

•
We requested that our suppliers respond to our conflict minerals questionnaire, which was based on the Responsible Minerals Initiative Conflict Mineral Reporting Template 5.0 (“CMRT”), an initiative of the Responsible Business Alliance and Global e-Sustainability Initiative. The conflict minerals questionnaire helps our suppliers identify the 3TG smelters or refiners (“SORs”) from which they source their materials, including the materials’ associated mine countries of origin.

o
Suppliers were offered two options to submit the required information: uploading the CMRT in Microsoft Excel format into the Source Intelligence platform or completing an online version of the conflict minerals questionnaire directly within the Source Intelligence platform.

o	Suppliers were able to provide responses at the part-specific, product-specific, or company level. The majority of our suppliers provided their responses at a company level.

•
Supplier responses were evaluated for plausibility, consistency, and gaps. If any of the following “quality control” flags were raised, suppliers were automatically contacted via email by Source Intelligence on a bi-weekly basis (up to three times) with a request for additional clarification:

◦	One or more SORs were listed for an unused mineral;

◦	SOR information was not provided for a used mineral, or the SOR information provided did not relate to a verified mineral processor;

◦	Supplier answered “yes” to sourcing from the Democratic Republic of the Congo or adjoining countries (“DRC”), but none of the SORs listed by such supplier are known to source from the DRC;

◦	Supplier indicated that they had not received conflict minerals data for each mineral from all its relevant suppliers;

◦	Supplier indicated that they had not identified all of the SORs used for the products included in their declaration scope;

◦	Supplier indicated that they had not provided all applicable SOR information received; and/or

◦	Supplier indicating that 100% of the 3TG for products covered by their questionnaire originated from scrap/recycled sources, but one or more SORs listed are not known to be exclusive recyclers.

Supplier Follow-Up:

•
Following the initial introductions to the program and information request, up to three reminder emails were sent by Source Intelligence to each non-responsive supplier requesting a response to our conflict minerals questionnaire.

•
Source Intelligence contacted non-responsive suppliers by telephone, up to three times per supplier, to offer assistance. This assistance included, but was not limited to, further information about the CMCP, an explanation of why the information was being collected, a review of how the information would be used and clarification regarding how the information needed could be provided.

•
Where a supplier was unable to provide a CMRT, Source Intelligence requested information on its suppliers of products or components that might require 3TG for their production and/or functionality. These Tier 2 suppliers, and subsequent tiers of suppliers as needed, were then engaged following the contact procedures explained above. When contact information was provided, Tier 2 and other suppliers were contacted via email or phone in order to build a chain-of-custody back to the 3TG SOR.

Based on our RCOI inquiry, we came to believe that certain of our products might contain 3TG that originated in the DRC and were not from recycled or scrap sources. As such, we then proceeded to exercise due diligence on the source and chain of custody of such 3TG.

Due Diligence

Our due diligence process was based on the Organisation for Economic Co-operation and Development’s Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and accompanying supplements (the “OECD Framework”), which is an internationally recognized due diligence framework. All steps taken by us in preparing this Conflict Minerals Report were in accordance with the OECD Framework. The OECD Framework is written for the entire mineral supply chain and our due diligence measures were tailored to include steps appropriate for “downstream” companies.

The following internationally accepted standards are recognized to determine which SORs are considered “DRC Conflict Free”: the Responsible Minerals Assurance Process (RMAP), the London Bullion Market Association Good Delivery Program, and the Responsible Jewelry Council Chain-of-Custody Certification. If an identified SOR was not certified by these internationally-recognized schemes, attempts were made to contact the SOR to gain more information about their sourcing practices, including countries of origin and transfer, and whether there were any internal due diligence procedures in place or other processes that the SOR followed to track the chain of custody of the source of its minerals. The relevant information we reviewed included whether the SOR had a documented, effective, and communicated conflict-free policy, an accounting system to support a mass balance of materials processed, and/or traceability documentation. Internet research was also performed to determine whether there were any outside sources of information regarding the SOR’s sourcing practices. Up to three contact attempts were made to each SOR to gather information on mine country of origin and sourcing practices.

These additional steps were also included in our due diligence process:

•	Maintained an internal, cross-functional team to support supply chain due diligence;

•	Updated our strategy to respond to current supply chain risks;

•	Continued the annual Email and Phone Verification Program, which is an internal verification program to establish specific internal conflict mineral points-of-contacts for our suppliers;

•	Continued our engagement of Source Intelligence to contact the identified suppliers via email and telephone and manage responses;

•	Requested suppliers to confirm the presence of 3TG in their products;

•	Requested documentation from suppliers supporting their responses to our Conflict Minerals Questionnaire;

•	Evaluated supplier responses for plausibility, consistency, and gaps;

•	Used government websites and SOR databases to verify companies identified;

•	Reported risk management findings to senior management;

•	Reported on supply chain due diligence; and

•	Actively participated in quarterly working group calls and meetings with oil and gas services companies.

4.	Product Description

We manufacture and contract to manufacture certain products that contain 3TG, such as subsea production and processing systems, surface wellhead production systems, high pressure fluid control equipment, measurement solutions, marine loading systems, remotely operating vehicle systems, manipulator systems, subsea control systems, fracturing flowback services, umbilical systems, and wireline services for the energy industry.

Suppliers were requested to use the CMRT version 5.0 or higher to identify 3TG SORs and the associated mine countries of origin. The table below lists, as of May 1, 2019, the SORs known to supply necessary conflict minerals contained in our covered products and who source their conflict minerals from the DRC.

Metal	Official Smelter Name	Certified Smelter	Country of Origin
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	YES	DRC- Congo (Kinshasa)
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	YES	Zambia
Gold	Asaka Riken Co., Ltd.	YES	Burundi
Gold	Asaka Riken Co., Ltd.	YES	Rwanda
Gold	CCR Refinery - Glencore Canada Corporation	YES	DRC- Congo (Kinshasa)
Gold	CCR Refinery - Glencore Canada Corporation	YES	Zambia
Gold	Jiangxi Copper Co., Ltd.	YES	Rwanda
Gold	Mitsubishi Materials Corporation	YES	Congo (Brazzaville)
Gold	Nihon Material Co., Ltd.	YES	Rwanda
Gold	Nihon Material Co., Ltd.	YES	DRC- Congo (Kinshasa)
Gold	Prioksky Plant of Non-Ferrous Metals	YES	Rwanda
Gold	Rand Refinery (Pty) Ltd.	YES	DRC- Congo (Kinshasa)
Gold	Rand Refinery (Pty) Ltd.	YES	Tanzania
Gold	Samduck Precious Metals	YES	Rwanda
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	YES	DRC- Congo (Kinshasa)
Tantalum	F&X Electro-Materials Ltd.	YES	Angola
Tantalum	F&X Electro-Materials Ltd.	YES	Uganda
Tantalum	F&X Electro-Materials Ltd.	YES	Zambia
Tantalum	F&X Electro-Materials Ltd.	YES	Rwanda
Tantalum	F&X Electro-Materials Ltd.	YES	Congo (Brazzaville)
Tantalum	F&X Electro-Materials Ltd.	YES	Tanzania
Tantalum	F&X Electro-Materials Ltd.	YES	Burundi
Tantalum	F&X Electro-Materials Ltd.	YES	South Sudan
Tantalum	F&X Electro-Materials Ltd.	YES	DRC- Congo (Kinshasa)
Tantalum	F&X Electro-Materials Ltd.	YES	Central African Republic
Tantalum	Global Advanced Metals Aizu	YES	Tanzania
Tantalum	Global Advanced Metals Aizu	YES	Rwanda
Tantalum	Global Advanced Metals Aizu	YES	DRC- Congo (Kinshasa)
Tantalum	Global Advanced Metals Aizu	YES	Congo (Brazzaville)
Tantalum	Global Advanced Metals Aizu	YES	Angola
Tantalum	Global Advanced Metals Aizu	YES	Zambia
Tantalum	Global Advanced Metals Aizu	YES	Central African Republic
Tantalum	Global Advanced Metals Aizu	YES	Burundi
Tantalum	Global Advanced Metals Aizu	YES	South Sudan
Tantalum	Global Advanced Metals Aizu	YES	Uganda
Tantalum	Global Advanced Metals Boyertown	YES	Burundi
Tantalum	Global Advanced Metals Boyertown	YES	Rwanda
Tantalum	Global Advanced Metals Boyertown	YES	Central African Republic

Tantalum	Global Advanced Metals Boyertown	YES	DRC- Congo (Kinshasa)
Tantalum	Global Advanced Metals Boyertown	YES	Tanzania
Tantalum	Global Advanced Metals Boyertown	YES	South Sudan
Tantalum	Global Advanced Metals Boyertown	YES	Angola
Tantalum	Global Advanced Metals Boyertown	YES	Congo (Brazzaville)
Tantalum	Global Advanced Metals Boyertown	YES	Uganda
Tantalum	Global Advanced Metals Boyertown	YES	Zambia
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	YES	Uganda
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	YES	Central African Republic
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	YES	Zambia
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	YES	Angola
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	YES	South Sudan
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	YES	Burundi
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	YES	Rwanda
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	YES	DRC- Congo (Kinshasa)
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	YES	Tanzania
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	YES	Congo (Brazzaville)
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	YES	DRC- Congo (Kinshasa)
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	YES	Rwanda
Tantalum	H.C. Starck Co., Ltd.	YES	Congo (Brazzaville)
Tantalum	H.C. Starck Co., Ltd.	YES	Tanzania
Tantalum	H.C. Starck Co., Ltd.	YES	Burundi
Tantalum	H.C. Starck Co., Ltd.	YES	Uganda
Tantalum	H.C. Starck Co., Ltd.	YES	Rwanda
Tantalum	H.C. Starck Co., Ltd.	YES	Zambia
Tantalum	H.C. Starck Co., Ltd.	YES	South Sudan
Tantalum	H.C. Starck Co., Ltd.	YES	Angola
Tantalum	H.C. Starck Co., Ltd.	YES	DRC- Congo (Kinshasa)
Tantalum	H.C. Starck Co., Ltd.	YES	Central African Republic
Tantalum	H.C. Starck Hermsdorf GmbH	YES	Burundi
Tantalum	H.C. Starck Hermsdorf GmbH	YES	Rwanda
Tantalum	H.C. Starck Hermsdorf GmbH	YES	DRC- Congo (Kinshasa)
Tantalum	H.C. Starck Inc.	YES	Congo (Brazzaville)
Tantalum	H.C. Starck Inc.	YES	Burundi

Tantalum	H.C. Starck Inc.	YES	Rwanda
Tantalum	H.C. Starck Ltd.	YES	Rwanda
Tantalum	H.C. Starck Smelting GmbH & Co. KG	YES	Congo (Brazzaville)
Tantalum	H.C. Starck Smelting GmbH & Co. KG	YES	Burundi
Tantalum	H.C. Starck Smelting GmbH & Co. KG	YES	DRC- Congo (Kinshasa)
Tantalum	H.C. Starck Smelting GmbH & Co. KG	YES	Rwanda
Tantalum	H.C. Starck Tantalum and Niobium GmbH	YES	Zambia
Tantalum	H.C. Starck Tantalum and Niobium GmbH	YES	South Sudan
Tantalum	H.C. Starck Tantalum and Niobium GmbH	YES	Tanzania
Tantalum	H.C. Starck Tantalum and Niobium GmbH	YES	Rwanda
Tantalum	H.C. Starck Tantalum and Niobium GmbH	YES	Angola
Tantalum	H.C. Starck Tantalum and Niobium GmbH	YES	Central African Republic
Tantalum	H.C. Starck Tantalum and Niobium GmbH	YES	Burundi
Tantalum	H.C. Starck Tantalum and Niobium GmbH	YES	Congo (Brazzaville)
Tantalum	H.C. Starck Tantalum and Niobium GmbH	YES	DRC- Congo (Kinshasa)
Tantalum	H.C. Starck Tantalum and Niobium GmbH	YES	Uganda
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	YES	Tanzania
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	YES	Rwanda
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	YES	Angola
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	YES	Central African Republic
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	YES	Uganda
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	YES	Zambia
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	YES	South Sudan
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	YES	DRC- Congo (Kinshasa)
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	YES	Congo (Brazzaville)
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	YES	Burundi
Tantalum	Jiujiang Tanbre Co., Ltd.	YES	Uganda
Tantalum	Jiujiang Tanbre Co., Ltd.	YES	Tanzania

Tantalum	Jiujiang Tanbre Co., Ltd.	YES	DRC- Congo (Kinshasa)
Tantalum	Jiujiang Tanbre Co., Ltd.	YES	Burundi
Tantalum	Jiujiang Tanbre Co., Ltd.	YES	South Sudan
Tantalum	Jiujiang Tanbre Co., Ltd.	YES	Congo (Brazzaville)
Tantalum	Jiujiang Tanbre Co., Ltd.	YES	Zambia
Tantalum	Jiujiang Tanbre Co., Ltd.	YES	Angola
Tantalum	Jiujiang Tanbre Co., Ltd.	YES	Central African Republic
Tantalum	Jiujiang Tanbre Co., Ltd.	YES	Rwanda
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	YES	DRC- Congo (Kinshasa)
Tantalum	KEMET Blue Metals	YES	Tanzania
Tantalum	KEMET Blue Metals	YES	Uganda
Tantalum	KEMET Blue Metals	YES	Angola
Tantalum	KEMET Blue Metals	YES	Rwanda
Tantalum	KEMET Blue Metals	YES	DRC- Congo (Kinshasa)
Tantalum	KEMET Blue Metals	YES	Burundi
Tantalum	KEMET Blue Metals	YES	Congo (Brazzaville)
Tantalum	KEMET Blue Metals	YES	Zambia
Tantalum	KEMET Blue Metals	YES	Central African Republic
Tantalum	KEMET Blue Metals	YES	South Sudan
Tantalum	Kemet Blue Powder	YES	South Sudan
Tantalum	Kemet Blue Powder	YES	Angola
Tantalum	Kemet Blue Powder	YES	Rwanda
Tantalum	Kemet Blue Powder	YES	Congo (Brazzaville)
Tantalum	Kemet Blue Powder	YES	Uganda
Tantalum	Kemet Blue Powder	YES	Zambia
Tantalum	Kemet Blue Powder	YES	Burundi
Tantalum	Kemet Blue Powder	YES	DRC- Congo (Kinshasa)
Tantalum	Kemet Blue Powder	YES	Central African Republic
Tantalum	Kemet Blue Powder	YES	Tanzania
Tantalum	LSM Brasil S.A.	YES	DRC- Congo (Kinshasa)
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	YES	Congo (Brazzaville)
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	YES	Zambia
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	YES	Rwanda
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	YES	Uganda
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	YES	Tanzania
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	YES	Angola
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	YES	South Sudan

Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	YES	Central African Republic
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	YES	Rwanda
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	YES	Burundi
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	YES	DRC- Congo (Kinshasa)
Tantalum	Taki Chemical Co., Ltd.	YES	Uganda
Tantalum	Taki Chemical Co., Ltd.	YES	Tanzania
Tantalum	Taki Chemical Co., Ltd.	YES	Rwanda
Tantalum	Taki Chemical Co., Ltd.	YES	Angola
Tantalum	Taki Chemical Co., Ltd.	YES	Zambia
Tantalum	Taki Chemical Co., Ltd.	YES	South Sudan
Tantalum	Taki Chemical Co., Ltd.	YES	Congo (Brazzaville)
Tantalum	Taki Chemical Co., Ltd.	YES	Burundi
Tantalum	Taki Chemical Co., Ltd.	YES	Central African Republic
Tantalum	Ulba Metallurgical Plant JSC	YES	DRC- Congo (Kinshasa)
Tantalum	Ulba Metallurgical Plant JSC	YES	Congo (Brazzaville)
Tantalum	Ulba Metallurgical Plant JSC	YES	Zambia
Tantalum	Ulba Metallurgical Plant JSC	YES	Burundi
Tantalum	Ulba Metallurgical Plant JSC	YES	Tanzania
Tantalum	Ulba Metallurgical Plant JSC	YES	Uganda
Tantalum	Ulba Metallurgical Plant JSC	YES	Rwanda
Tantalum	Ulba Metallurgical Plant JSC	YES	Central African Republic
Tantalum	Ulba Metallurgical Plant JSC	YES	Angola
Tantalum	Ulba Metallurgical Plant JSC	YES	South Sudan
Tin	CV United Smelting	YES	DRC- Congo (Kinshasa)
Tin	CV United Smelting	YES	Rwanda
Tin	CV United Smelting	YES	Congo (Brazzaville)
Tin	CV Venus Inti Perkasa	YES	Congo (Brazzaville)
Tin	EM Vinto	YES	Congo (Brazzaville)
Tin	EM Vinto	YES	DRC- Congo (Kinshasa)
Tin	Magnu's Minerais Metais e Ligas Ltda.	YES	DRC- Congo (Kinshasa)
Tin	Malaysia Smelting Corporation (MSC)	YES	Burundi
Tin	Malaysia Smelting Corporation (MSC)	YES	Tanzania
Tin	Malaysia Smelting Corporation (MSC)	YES	Congo (Brazzaville)
Tin	Malaysia Smelting Corporation (MSC)	YES	Uganda
Tin	Malaysia Smelting Corporation (MSC)	YES	Central African Republic

Tin	Malaysia Smelting Corporation (MSC)	YES	South Sudan
Tin	Malaysia Smelting Corporation (MSC)	YES	Zambia
Tin	Malaysia Smelting Corporation (MSC)	YES	DRC- Congo (Kinshasa)
Tin	Malaysia Smelting Corporation (MSC)	YES	Angola
Tin	Metallo Belgium N.V.	YES	DRC- Congo (Kinshasa)
Tin	Operaciones Metalurgical S.A.	YES	DRC- Congo (Kinshasa)
Tin	PT Bangka Tin Industry	YES	DRC- Congo (Kinshasa)
Tin	PT Bukit Timah	YES	DRC- Congo (Kinshasa)
Tin	PT Stanindo Inti Perkasa	YES	DRC- Congo (Kinshasa)
Tin	PT Sumber Jaya Indah	YES	Rwanda
Tin	PT Tinindo Inter Nusa	YES	DRC- Congo (Kinshasa)
Tin	PT Tinindo Inter Nusa	YES	Rwanda
Tin	Thaisarco	YES	Uganda
Tin	Thaisarco	YES	DRC- Congo (Kinshasa)
Tin	Thaisarco	YES	Rwanda
Tin	Thaisarco	YES	Zambia
Tin	Thaisarco	YES	Central African Republic
Tin	Thaisarco	YES	Congo (Brazzaville)
Tin	Thaisarco	YES	South Sudan
Tin	Thaisarco	YES	Tanzania
Tin	Thaisarco	YES	Angola
Tin	Thaisarco	YES	Burundi
Tungsten	A.L.M.T. TUNGSTEN Corp.	YES	Rwanda
Tungsten	A.L.M.T. TUNGSTEN Corp.	YES	Burundi
Tungsten	A.L.M.T. TUNGSTEN Corp.	YES	DRC- Congo (Kinshasa)
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	YES	DRC- Congo (Kinshasa)
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	YES	Rwanda
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	YES	DRC- Congo (Kinshasa)
Tungsten	H.C. Starck Tungsten GmbH	YES	Rwanda
Tungsten	Hydrometallurg, JSC	YES	DRC- Congo (Kinshasa)
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	YES	DRC- Congo (Kinshasa)
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	YES	Burundi
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	YES	Rwanda
Tungsten	Xiamen Tungsten Co., Ltd.	YES	DRC- Congo (Kinshasa)
Tungsten	Xiamen Tungsten Co., Ltd.	YES	Rwanda

TechnipFMC due diligence measures can only provide a reasonable, and not absolute, assurance regarding the source and custody of conflict minerals. Our due diligence process is based on the necessity to obtain information from our suppliers. Some sources of information may not respond and some may be subject to fraud. However, TechnipFMC has taken measures to verify responses and minimize these limitations.

5.	Risk Mitigation for Future Due Diligence

In moving to improve our due diligence and further mitigate the risk of benefiting armed groups, we have taken as of December 31, 2018, or will take, the following steps:

•	Develop corrective action plans for non-responsive suppliers to ensure they comply with our supplier requirements;

•	Continue to assess the presence of 3TG in our supply chain;

•	Establish clear requirements with suppliers regarding performance, transparency, and responsible sourcing;

•	Increase the response rate for our RCOI process;

•	Continue to compare the RCOI results to information collected via independent conflict-free smelter validation programs;

•	Provide education regarding the Dodd-Frank Act Section 1502 to suppliers to escalate downstream requirements to more tiers of their supply chain;

•	Engage suppliers who presently source from other suppliers who are using uncertified SORs;

•	Engage uncertified SORs directly to communicate industry-based need for certification;

•	Continue to perform due diligence on conflict minerals supplied to TechnipFMC to determine their origin;

•	Continue to assess the presence of conflict minerals necessary to our products in our supply chain; and

•	Continue to participate in both local and national industry groups to develop best practices regarding responsible sourcing.